EXHIBIT (16)

POWER OF ATTORNEY

     We, the undersigned officers and Trustees of Eaton Vance Limited Duration Income Fund, a Massachusetts business trust, do hereby severally constitute and appoint Thomas E. Faust Jr., Maureen A. Gemma or Barbara E. Campbell, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, Registration Statements on Form N-14 and any and all amendments to such Registration Statements filed by Eaton Vance Limited Duration Income Fund with the Securities and Exchange Commission in respect of any class of shares of beneficial interest and other documents and papers relating thereto.

IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

/s/ Payson F. Swaffield	President and Principal	June 15, 2009
Payson F. Swaffield	Executive Officer

/s/ Barbara E. Campbell	Treasurer and Principal Financial	June 15, 2009
Barbara E. Campbell	and Accounting Officer

/s/ Benjamin C. Esty	Trustee	June 15, 2009
Benjamin C. Esty

/s/ Thomas E. Faust Jr.	Trustee	June 15, 2009
Thomas E. Faust Jr.

/s/ Allen R. Freedman	Trustee	June 15, 2009
Allen R. Freedman

/s/ William H. Park	Trustee	June 15, 2009
William H. Park

/s/ Ronald A. Pearlman	Trustee	June 15, 2009
Ronald A. Pearlman

/s/ Helen Frame Peters	Trustee	June 15, 2009
Helen Frame Peters

/s/ Heidi L. Steiger	Trustee	June 15, 2009
Heidi L. Steiger

/s/ Lynn A. Stout	Trustee	June 15, 2009
Lynn A. Stout

/s/ Ralph F. Verni	Trustee	June 15, 2009
Ralph F. Verni